AIM LIFETIME ENHANCED CHOICE VARIABLE ANNUITY
Issued by:  Allstate Life Insurance Company of New York
PO Box 94039
Palatine, IL 60094-4038
Telephone 800-692-4682  Fax 847-402-4361
Send overnight mail to: Allstate Life Insurance Company of New York 300 N. Milwaukee Ave. Vernon Hills, IL 60061
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1.      Owner(s)

Name ______________________________  // M  // F     Birthdate  __/__/__
Address _______________________________________________________________
                Street          City            State           Zip
Soc. Sec. No. ___________________________________ Phone No. ___________
Name ______________________________  // M  // F     Birthdate  __/__/__
Address _______________________________________________________________
                Street          City            State           Zip
Soc. Sec. No. ___________________________________ Phone No. ___________

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2.      Annuitant
        Leave blank if Annuitant is same as sole Owner

Name ______________________________  // M  // F     Birthdate  __/__/__
Address _______________________________________________________________
                Street          City            State           Zip
Soc. Sec. No. _________________________________ Relationship to Owner ________
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3.      Beneficiary(ies)

Name __________________________ Relationship to Owner ________ Percentage ____

Name __________________________ Relationship to Owner ________ Percentage ____
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4.      Purchase Payment/Plan Options

Choose one credit option:               Initial Purchase Payment $____________
// 4% initial credit; or
// 2% initial credit option with 2% every fifth year

Choose one of the following:
// Base Contract, No Rider; or
// Enhanced Death Benefit Rider

Check here for Contribution Strategy:
// Contribution Strategy* (choose one: __3yr __5yr  __7yr)
Allocate the remainder to any variable funds by %.
*Allows a portion of investment to be placed in a fixed account which grows back to the principal, assuming no withdrawals are taken.

Please allocate the above amount in $ or % (circle one) to the Investment
Alternatives specified below:
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AIM V.I. Funds*                                                       Fixed Account (if available)
// Aggressive Growth            __      // Growth                __   // 1-Year Guarantee Period          __
// Balanced                     __      // Growth & Income       __   // 3-Year Guarantee Period          __
// Blue Chip                    __      // High Yield            __   // 5-Year Guarantee Period          __
// Capital Appreciation         __      // International Equity  __   // 7-Year Guarantee Period          __
// Capital Development          __      // Money Market          __   // DCA Options                      __
// Dent Demographic Trends      __      // New Technology        __   (Please allocate DCA below.)
// Diversified Income           __      // Value                 __
// Global Utilities             __      // _______________       __
// Government Securities        __      // _______________       __
                                        // _______________       __   Total                              100%

Dollar-Cost Averaging (DCA) Option
// 9-month DCA Option.  Money will be transferred in equal monthly installments for ___(1-9) months.

Please allocate the DCA Option amount to the Investment Alternatives specified below:

AIM V.I. Funds*

// Aggressive Growth            __%      // Growth                __%
// Balanced                     __%      // Growth & Income       __%
// Blue Chip                    __%      // High Yield            __%
// Capital Appreciation         __%      // International Equity  __%
// Capital Development          __%      // Money Market          __%
// Dent Demographic Trends      __%      // New Technology        __%
// Diversified Income           __%      // Value                 __%
// Global Utilities             __%      // _______________       __%
// Government Securities        __%      // _______________       __%
                                         // _______________       __%

                                                Total            100%


*Certain AIM V.I. Funds may not be available at time of purchase.
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5.      Additional Services  Form for these services (except Contribution
Strategy) are included and must be completed if they are selected.

// Automatic Additional Program                 // Direct Deposit               // Systematic Withdrawal Program
// Automatic Portfolio Rebalancing Program      // Dollar Cost Averaging Program

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6.      Replacement Information

Do you have an existing annuity or life insurance contract?  // Yes  // No

Will this annuity replace or change any existing annuity or life insurance?  // Yes  // No
(If Yes, complete the following.)

Company __________________________________ Policy No. ________________
Cost Basis Amount ________________________ Policy Date _______________
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7.      Tax Qualified Plan

// Yes  // No. (If Yes, complete the following.)     // Custodial IRA   // Roth IRA
// IRA Rollover    // IRA/Year of Contribution _______  // IRA Transfer // Other ________

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8.      Signature(s)

I understand that if Allstate Life Insurance Company of New York ("Allstate") declines this application, Allstate will have no liability except to return the purchase payments.

I understand that any distribution from the Fixed Account prior to the end of a Guarantee Period may be subject to a Market Value Adjustment which may be negative or positive. I understand that annuity values and income payments based on the investment experience of the Investment Alternatives underlying the separate account are variable and are not guaranteed as to dollar amount.

I have received the current prospectus for this variable annuity.

Signed at _________________________________________________ Date __/__/__
                City            State
Owner(s) ________________________________________________________________
Fax Number ______________________________________ E-mail address____________
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9.      Agent Use Only

To the best of my knowledge, the insured has an existing annuity or life insurance contract. // Yes // No

Will the annuity applied for replace or change any existing annuity or life insurance? // Yes // No

Agent Name (Please Print) ________________________ Phone No. ________________
Agent Signature __________________________________ Soc. Sec. No. ____________
Fax Number _________________________________ E-mail Address _________________
Agent GA No. (Joint Business) _____________________ FL License No.___________
Client's B/D Acct. No. ___________________________ B/D Name
Designation:  // A   // B

Note: Please be advised that a firm designation may override an individual agent designation. If no designation is given, "A" will be the designation.





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